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                                     EXHIBIT 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS



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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Form S-8 registration statements (File No. 33-32956, File No. 33-38898, and File No. 333-99) of Digi International Inc. for its Stock Option Plan; Form S-3 Registration Statement (File No. 33-59223) of Digi International Inc. for the common shares issued as part of the MiLAN Technologies acquisition; and, Form S-8 (File No. 333-1821) of Digi International Inc. for its Employee Stock Purchase Plan of our reports dated December 20, 1996, on our audits of the consolidated financial statements and financial statement schedule of Digi International Inc. as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995 and 1994, which reports are included in or incorporated by reference in this Annual Report on Form 10-K.



                                  /s/ COOPERS & LYBRAND L.L.P.
                                  COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
December 30, 1996